Exhibit 10.1

SUBSCRIPTION AGREEMENT

(Smith Micro Software, Inc.)

Smith Micro Software, Inc.
51 Columbia

Aliso Viejo, CA 92656

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Smith Micro Software, Inc., a Delaware corporation (the “Company”), as follows:

1.This Subscription Agreement, including the Terms and Conditions for Purchase of Shares attached hereto as Annex I (collectively, this “Agreement”), is made as of the latest date set forth on the signature page hereto between the Company and the Investor.

2.The Company has authorized the sale and issuance to certain investors of up to an aggregate of 2,400,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), for a purchase price of $1.05 per Share (the “Purchase Price”).

3.The offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (File No. 333-215786) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed by the Company with the Commission and delivered to the Investor on or prior to the date hereof  (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Shares, the terms of the Offering and the Company and (c) a prospectus supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission) prior to execution of this Agreement by the Investor.

4.The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below for the aggregate purchase price set forth below.  The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten by either of the Placement Agents (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.

5.The manner of settlement of the Shares purchased by the Investor shall be as follows:

A.The Shares shall be delivered by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository

Exhibit 10.1

Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date (as defined in Annex I) using its DTC participant identification number, and released by Computershare Trust Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction.  No later than MAY 17, 2017, the Investor shall:

(I)

DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Wire Transfers:

TO:
ROUTING & TRANSIT #:
FOR CREDIT OF:Micro Software, Inc.
CREDIT ACCOUNT #:-210184
BY ORDER OF:[NAME OF SENDER]

Swift Code:

It is the investor’s responsibility to (A) make the necessary wire transfer or confirm the proper account balance in a timely manner and (B) arrange for settlement by way of DWAC in a timely manner.  If the Investor does not deliver the aggregate purchase price for the Shares or does not make proper arrangements for settlement in a timely manner, the Shares will not be delivered at Closing to the Investor and the Investor may be excluded from the closing altogether.

B.Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor through DTC at the Closing directly to the account(s) at Sutter Securities, Inc. (“Sutter”) identified by the Investor; upon receipt of such Shares, Sutter shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by Sutter by wire transfer to the Company).  NO LATER THAN MAY 17, 2017, THE INVESTOR SHALL:

(I)	notify Sutter of the account or accounts AT Sutter to be credited with the Shares being purchased by such Investor, AND

Exhibit 10.1

(II)

confirm that the account or accounts at Sutter to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

It is the investor’s responsibility to (A) make the necessary wire transfer or confirm the proper account balance in a timely manner and (B) arrange for settlement by way of DWAC or DVP in a timely manner.  If the Investor does not deliver the aggregate purchase price for the shares or does not make proper arrangements for settlement in a timely manner, the Shares WILL not be delivered at Closing to the Investor AND the Investor may be excluded from the closing altogether.

6.The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 15% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7.The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Prospectus , the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.

Exhibit 10.1

8.No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Disclosure Package and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the applicable Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Disclosure Package and this Agreement is accepted and countersigned by or on behalf of the Company.

9.Other than information to be disclosed on a Current Report on Form 8-K in connection with the Offering, the Company acknowledges that the only material, non-public information relating to the Company it has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

(Remainder of page intentionally left blank; signatures begin on the next page.)

Exhibit 10.1

Number of Shares:
Purchase Price Per Share:	$1.05
Aggregate Purchase Price:	$

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:	,2017

Signature of Investor
Print Name:
By (if an entity):
Title:
Address:

Agreed and Accepted
this ___ day of __________, 2017:

SMITH MICRO SOFTWARE, INC.

By:

Name:
Title:

Exhibit 10.1

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.Authorization and Sale of Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.Agreement to Sell and Purchase the Shares; Placement Agent.

2.1At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”, and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements”.

2.3Investor acknowledges that the Company has agreed to pay Sutter Securities, Inc. and Chardan Capital Markets, LLC (collectively, the “Placement Agent”) a fee (the “Placement Fee”) in respect of the sale of Shares to Investors as set forth in the Disclosure Package.

2.4The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and the Company’s Current Report on Form 8-K which will be filed with the Commission in connection with the Offering.  The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.  The Company agrees with each Investor that it will use the proceeds from the Offering substantially as set forth in the Prospectus Supplement under “Use of Proceeds”.

2.5Anything in this Agreement, the Engagement Letter or elsewhere herein or therein to the contrary notwithstanding (except for Section 4.5 hereof as to the Investors), it is understood and agreed by the Company (i) that none of the Investors or any person to whom an offer of Shares has been made (each, an “Offeree”) has been asked to agree, nor has any Investor or Offeree agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares, other securities of the Company, or “derivative” securities based on securities issued by the Company for any specified term; (ii) that past or future open market or other transactions by any Investor or Offeree, including without limitation, Short Sales (as defined below) or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded

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Exhibit 10.1

securities; (iii) that any Investor or Offeree, and counter parties in “derivative” transactions to which any such Investor or Offeree is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that no Investor or Offeree shall be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

3.Closings and Delivery of the Shares and Funds.

3.1Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and each Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares as set forth on the Signature Page, registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2Conditions to the Obligations of the Parties.

(a)Conditions to the Company’s Obligations.  The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the Purchase Price for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, and to the condition that either Placement Agent shall not have terminated its Engagement Letter pursuant to the terms thereof.  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company.  The Investor understands and agrees that, in the event that either Placement Agent in its sole discretion determines that its Engagement Letter may be terminated for any other permitted reason, then the Placement Agent may, but shall not be obligated to, terminate such Engagement Letter, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

4.Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and each Placement Agent that:

4.1The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are

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Exhibit 10.1

true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the Shares set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Disclosure Package.

4.2(a) No action has been or will be taken in any jurisdiction outside the United States by the Company or either Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3(a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) and (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) Investor’s certificate of incorporation or by-laws (or other similar governing documents) or (ii) any agreement or any law or regulation to which Investor is a party or by which any of its property or assets is bound.

4.4The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5Since the date on which the applicable Placement Agent first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any transactions involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities).  The Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule

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Exhibit 10.1

200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement or by either Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.  Each Placement Agent shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6.Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed and (iv) if delivered by email attachment, upon electronic confirmation of receipt, and will be delivered and addressed as follows:

if to the Company, to:

Smith Micro Software, Inc.
51 Columbia

Aliso Viejo, CA 92656

Attention: William W. Smith, Jr.

Email:

with a copy to:

Loeb & Loeb LLP
10100 Santa Monica Blvd.
Los Angeles, CA  90067
Attention:  Allen Z. Sussman, Esq.
Email:

if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

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Exhibit 10.1

9.Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.Counterparts.  This Agreement may be executed in multiple counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12.Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.

13.Press Release.  The Company and the Investor agree that the Company shall issue a press release announcing the Offering and disclosing all material information regarding the  Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

14.Termination.  In the event that the Engagement Letter with either Placement Agent is terminated by the applicable Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

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Exhibit A

SMITH MICRO SOFTWARE, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:
2.	The relationship between the Investor and the registered holder listed in response to item 1 above:
3.	The mailing address of the registered holder listed in response to item 1 above:
4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:
5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):
6.	DTC Participant Number:
7.	Name of Account at DTC Participant being credited with the Shares:
8.	Account Number at DTC Participant being credited with the Shares: